Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 25, 2015, relating to the financial statements which appear in the July 31, 2015 Annual Report to Shareholders of the Nuveen Tradewinds Global All-Cap Fund (a series of Nuveen Investment Trust II), our report dated February 25, 2016, relating to the financial statements which appear in the December 31, 2015 Annual Report to Shareholders of the Nuveen Global Equity Income Fund, and our report dated August 26, 2016, relating to the financial statements which appear in the June 30, 2016 Annual Report to Shareholders of the Nuveen NWQ Global Equity Income Fund and Nuveen Tradewinds Value Opportunities Fund (each a series of Nuveen Investment Trust) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

September 20, 2016